As filed with the Securities and Exchange Commission on August 18, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	4922	20-2485124
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
One Williams Center
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James J. Bender
General Counsel
Williams Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert V. Jewell	Dan Fleckman
William J. Cooper	Vinson & Elkins LLP
Andrews Kurth LLP	First City Tower
600 Travis, Suite 4200	1001 Fannin, Suite 2300
Houston, Texas 77002	Houston, Texas 77002
(713) 220-4200	(713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-124517
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(1)(2)(3)	Registration Fee(3)
Common units representing limited partnership interests	$123,625,000	$338

(1)	Includes common units issuable upon exercise of the underwriters’ over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Based on the initial public offering price of $21.50 per common unit.
(4)	The registrant previously paid registration fees of $14,213 under a registration statement on Form S-1, as amended (File No. 333-124517), with respect to common units having a proposed maximum aggregate offering price of $120,750,000.
     The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-124517) filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2005, as amended, which was declared effective by the Commission on August 11, 2005 (as amended, the “Prior Registration Statement”) and is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this registration statement.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:
(a)	The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description

5.1	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8.1	—	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23.3	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 18, 2005.

Williams Partners L.P.
By:	Williams Partners GP LLC,
its General Partner

By:	*
Steven J. Malcolm
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Steven J. Malcolm	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 18, 2005
* Donald R. Chappel	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 18, 2005
* Alan S. Armstrong	Chief Operating Officer and Director	August 18, 2005
* Phillip D. Wright	Director	August 18, 2005

*By:	/s/ Richard M. Carson

Richard M. Carson
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8.1	—	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23.3	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).

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